Exhibit 99.1

News Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Contact:

Dale Messick

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainc.com

Luna announces sale of shape-sensing

technology for medical applications

Intuitive Surgical buys medical shape-sensing technology

in deal valued at up to $30 million;

Luna to retain shape-sensing technology for non-medical industries

ROANOKE, VA, (January 22, 2014) – Luna Innovations Incorporated (NASDAQ: LUNA), which develops and manufactures new-generation products for the telecommunications, aerospace, automotive, energy and defense markets, today announced the sale of its shape-sensing technology for medical applications to Intuitive Surgical, Inc. (NASDAQ: ISRG).

The terms of the deal include Luna receiving $12 million upfront in two tranches and up to an additional $18 million upon certain technical milestones and commercial measures. Intuitive will acquire Luna’s fiber optic shape-sensing and localization technology, including related patents, and hire a number of engineering employees formerly utilized in Luna’s medical shape-sensing business.

The sale will enable Luna to focus on the growth potential of its fiber-optic sensing business while significantly strengthening the company’s balance sheet. The sale contains provisions that maintain Luna’s ability to service its existing agreements and for the continued use and exploration of opportunities outside the medical industry.

“Luna develops technological solutions to problems that others cannot solve, and this is yet another successful example of how our technology ultimately reaches the market, in this case with a long-time development partner,” said Luna President and CEO My Chung. “This sale is the culmination of the shape-sensing development we’ve done over the past several years for potentially integrating into Intuitive’s future products. One of the many benefits of this agreement is the ability to monetize much of the value of our innovations immediately – rather than waiting for longer-term revenues from development and potential supply agreements – while enabling us to streamline our focus on the growth opportunities that we believe exist for our strain/temperature sensing business, especially within the automotive and aerospace markets.”

“We look forward to working with Luna on a smooth transition,” said David Larkin, Intuitive’s Vice President of Engineering. “We are excited about the team joining Intuitive and the possibilities around this technology.”

With the sale, Luna will focus on growing its fiber optic sensing technology, which improves manufacturing and testing of composite and non-composite materials, structures and systems. “With strain and temperature sensing now as our key focus, we’re prepared to develop technological solutions for this growing market with our proven technology,” Chung said. “We also will continue to sell our test and measurement products to the telecommunications industry and develop a pipeline of technologies through contract research.”

Mr. Chung and Dale Messick, Luna’s Chief Financial Officer will host a conference call with investors on Thursday, January 23, 2014 at 9:00 a.m. (EST) to discuss the transaction. The conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations”. To participate by telephone, the domestic dial-in number is 800-706-7745 and the international dial-in number is 617-614-3472. The participant access code is 14875088. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna

Luna Innovations Incorporated (www.lunainc.com) is a public company composed of scientists, engineers, and business professionals developing and manufacturing a new generation of technologies and products. It has been successful in taking innovative technologies from applied research to product development and ultimately to the commercial market, driving breakthroughs in fields such as aerospace, automotive, telecommunications, healthcare, energy, and defense.

About Intuitive

Intuitive Surgical, Inc. (NASDAQ: ISRG) is the global technology leader in robotic-assisted minimally invasive surgery (MIS). The Company’s da Vinci® Surgical System offers surgeons superior visualization, enhanced dexterity, greater precision and ergonomic comfort for the optimal performance of MIS. The da Vinci System enables surgeons to perform even complex procedures such as open-heart surgery through 1-2 cm incisions.

Forward Looking Statements

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding, but not limited to: Luna’s potential future receipt of deferred and contingent payments, including royalties, in connection with the transaction; Luna’s focus on markets outside of the medical industry; the uniqueness of Luna’s technology and intellectual property; potential for future commercialization of its technologies; the competitive advantage afforded by Luna’s technology; the potential efficacy of Luna’s technology; growth potential of certain markets and potential benefits of the incorporation of Luna’s shape-sensing technology in robotic and non-robotic surgery and Intuitive’s ability to improve the delivery of healthcare by virtue of the transaction. Statements that describe the company’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward-looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including the ability of the technology transferred to Intuitive to achieve certain technical specifications that are required for triggering future payment under the asset purchase agreement, Intuitive’s successful development of surgical systems incorporating the Luna technology; approval of such systems for marketing by the United States Food and Drug Administration and similar foreign regulatory bodies; market adoption of Intuitive surgical systems incorporating Luna technology; uncertainties regarding the growth of the markets for the company’s temperature and strain sensing technology outside of the medical industry; technical and scientific difficulties; issues that might arise in any particular business relationship; and risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

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